Exhibit 32
SECTION 1350 CERTIFICATIONS
      In connection with the Annual Report of Magellan Petroleum Corporation (the “Company”) on Form 10-K for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Daniel J. Samela, President, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Daniel J. Samela

Daniel J. Samela
President, Chief Executive Officer and
Chief Accounting and Financial Officer
September 27, 2006